UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 3, 2006

(Date of earliest event reported)

Inland Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-30413	36-4246655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

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 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal

Officers

Effective as of March 3, 2006, Robert D. Parks resigned as Chairman of the Board, and as a director, of Inland Retail Real Estate Trust, Inc. (the “Company”).   Mr. Parks will continue to serve on the Management and Disclosure Committee. The remaining members of the Board of Directors selected Richard P. Imperiale, an existing member of the Company’s Board of Directors, to serve as Chairman of the Board.

Also effective as of March 3, 2006, the remaining members of the Board of Directors of the Company appointed Thomas P. McGuinness, the Company’s Chief Operating Officer, to fill the vacancy resulting from the resignation of Mr. Parks, to serve in accordance with the Company’s Sixth Articles of Amendment and Restatement of Charter and Amended and Restated Bylaws, as amended, until the Company’s next annual meeting of shareholders.  It is currently anticipated that Mr. McGuinness will not serve on any committees of the Board of Directors.

On December 29, 2004, and pursuant to an agreement and plan of merger entered into on September 10, 2004, the Company acquired, by merger, four entities affiliated with its former sponsor, Inland Real Estate Investment Corporation, which entities provided business management, advisory and property management services to the Company.

In connection with the closing of the merger transaction, the Company entered into separate consulting agreements with four individuals, one of which was Mr. McGuinness, pursuant to which these individuals provide certain strategic and operational assistance for the Company’s benefit, including guidance as to prospective investment, financing, acquisition, disposition, development, leasing, property management, joint venture and other real estate opportunities. The consultants, including Mr. McGuinness, will not receive direct compensation for their services, but the Company will reimburse their expenses in fulfilling their duties under the agreements and, if consulting services are provided in connection with the listing of the Company’s shares on a national exchange, a fee agreed to by the Company and the consultant will be paid in connection therewith.  Mr. McGuiness is a former officer and/or director of one or more of the companies the Company acquired in the merger transaction, and is a shareholder of the Company.  As a shareholder of one or more of the companies the Company acquired in the merger transaction, Mr. McGuinness received shares of the Company’s common stock in connection with the closing of the merger transaction.  Mr. McGuinness currently holds a total of 132,642.4276 shares of the Company's common stock.

In addition to the above consulting agreement, the Company has an oral employment agreement with Mr. McGuinness under which he agrees to serve as the Company’s Chief Operating Officer.  Mr. McGuinness provides ten to fifteen hours of service to the Company per week, plus additional time as required by the Company, in exchange for an annual salary of $55,000.  As Mr. McGuinness continues to provide services for certain affiliates of The Inland Group, and the Company did not hire him on a full time basis, the Company may have to compete for his time and attention.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Barry L. Lazarus
Name:	Barry L. Lazarus
Title:	Chief Executive Officer and President

Date:	March 6, 2006